Exhibit 5.1

January 7, 2021

Antero Resources Corporation 1615 Wynkoop Street Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for Antero Resources Corporation, a Delaware corporation (the “Company”), in connection with the Company’s offer and sale of 31,388,193 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company. The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), on January 6, 2021 (File No. 333-251910) (the “Registration Statement”) and the related prospectus contained in the Registration Statement, as supplemented by the prospectus supplement, dated January 7, 2021 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”).

In connection with the opinion expressed herein, we have examined, among other things, (i)  the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii)  the Registration Statement, (iii) the Prospectus, (iv) the Purchase Agreements (as defined below) and (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, the Prospectus and the offering contemplated in the Prospectus. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of public officials and corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) each person signing the documents that we reviewed has the legal capacity and authority to do so.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms of the purchase agreements between the Company and the purchaser of such Shares (collectively, the “Purchase Agreements”) and as described in the Prospectus, and when duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of such purchasers, will be validly issued, fully paid and non-assessable.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Antero Resources Corporation January 7, 2021 Page 2

The foregoing opinion is limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.